Exhibit 4.2

VALERO ENERGY CORPORATION

5.150% Senior Notes due 2030

A single series of Securities is hereby established pursuant to Section 301 of the Indenture dated as of March 10, 2015 (the “Indenture”), between Valero Energy Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), as follows (capitalized terms used and not defined herein shall have the meanings assigned to them in the Indenture, and all references herein to a Section shall refer to the corresponding Section in the Indenture):

1. The title of the 5.150% Senior Notes due 2030 shall be “5.150% Notes due 2030” (the “Notes”).

2. The initial limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1207) is $650,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution to such effect.

3. The Notes shall be initially issued as Registered Securities in the form of one or more global securities under the Indenture. The Depository Trust Company is hereby designated as the Depository for these global Securities under the Indenture.

4. As long as any Note is in global form, then, notwithstanding clause (11) of Section 301 and the provisions of Section 302, any such global Note shall represent such of the outstanding Notes as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced to reflect exchanges or redemptions. Any endorsement of a global Note to reflect the amount, or any increase or decrease in the amount, of outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified in such Note or in a Company Order to be delivered to the Trustee pursuant to Section 303. Subject to the provisions of Section 303 and, if applicable Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Note or in the applicable Company Order. With respect to Notes that are represented by a global Note, the Company authorizes the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depository appointed with respect to such global Note. Any global Note may be deposited with the Depository or its nominee, or may remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depository. If a Company Order has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such global Note and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such global Note for all purposes whatsoever. Notwithstanding the foregoing, (i) the registered holder of a global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through an Agent Member, to take any action that a Holder is entitled to take under the Indenture or the Notes and (ii) nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

Notwithstanding Section 305, and except as otherwise provided pursuant to Section 301, transfers of a global Note shall be limited to transfers of such global Note in whole but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a global Note may be transferred in accordance with the rules and procedures of the Depository. In all other respects, Notes shall be transferred to all beneficial owners in exchange for their beneficial interest in a global Security solely as expressly provided in Section 305.

In connection with any transfer of a portion of the beneficial interest in a global Note to beneficial owners pursuant hereto and Section 305, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the global Note in an amount equal to the principal amount of the beneficial interest in the global Note to be transferred, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of Notes shall authenticate and deliver, one or more Notes of like tenor and amount.

In connection with the transfer of an entire global Note to beneficial owners pursuant hereto and Section 305, the global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the global Note, an equal aggregate principal amount of Notes of authorized denominations.

Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to the Notes. Neither the Company nor the Trustee shall be liable for any delay by the related global Note Holder or the Depository in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such global Note Holder or the Depository for all purposes (including with respect to the registration and delivery, and the principal amount, of the Notes to be issued).

Notwithstanding the provisions of Sections 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of, premium (if any) or interest on any global Note shall be made to the Person or Persons specified in such global Note.

5. The date on which the principal of the Notes are payable shall be February 15, 2030.

6. The rate at which the Notes shall bear interest shall be 5.150% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for the Notes shall be February 7, 2025. The Interest Payment Dates on which interest on the Notes shall be payable are February 15 and August 15, commencing August 15, 2025. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such interest payment, except in the case of default interest, which will be payable as provided in the Indenture. The Regular Record Date for the interest payable on the Notes on any Interest Payment Date shall be the February 1 and August 1, as the case may be, immediately preceding such Interest Payment Date. No Additional Amounts shall be payable with respect to the Notes.

7. The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable is at the office or agency of the Paying Agent and Security Registrar in New York, New York or such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate. If appropriate wire transfer instructions have been received by the Trustee, not later than five Business Days prior to the record date for an applicable Interest Payment Date, then payments in respect of the Notes evidenced by a global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such global Note. In all other cases, payment of interest on the Notes may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

8. The Notes will be redeemable, at any time and from time to time prior to January 15, 2030 (the “Par Call Date”), in whole or in part, at the option of the Company, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption (the “Redemption Date”)), assuming, for such purpose, that the Notes matured on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued thereon to, but excluding, the Redemption Date; plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that the principal amount of a Note outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

On or after the Par Call Date, the Notes will be redeemable at any time and from time to time, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding Sections 1203 and 1204, the Company will mail or electronically deliver (or otherwise transmit in accordance with The Depository Trust Company’s (“DTC”) procedures) a notice of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, selection of the Notes for redemption will be made pro rata, or by lot, or by such other method as the Company may determine appropriate and fair in its sole discretion. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC, the redemption of the Notes shall also be done in accordance with the policies and procedures of the depositary.

Notwithstanding Section 104, any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the Redemption Date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed.

9. The Notes shall not be entitled to the benefit of any sinking fund, any optional repurchase or redemption right in favor of any holder thereof or other mandatory repurchase or redemption provisions.

10. The Notes shall be in substantially the form of Attachment A hereto (the “Form of Note”).

11. Each Note that is a global Security shall bear the legend set forth on the face of the Form of Note.

Attachment A – Form of Note

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY AS PROVIDED FOR IN THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]*

VALERO ENERGY CORPORATION

5.150% NOTES DUE 2030

No. [ ]	$[ ]
REGISTERED	CUSIP No. 91913YBF6
ISIN No. US91913YBF60

VALERO ENERGY CORPORATION, a Delaware corporation (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received promises to pay to Cede & Co. or registered assigns, the principal sum of [  ] Dollars [or such lesser amount as indicated on the schedule of exchanges of Securities,]* on February 15, 2030.

Interest Payment Dates: February 15 and August 15

Regular Record Dates: February 1 and August 1

Reference is hereby made to the further provisions of this Security set forth in the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

*	To be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:	VALERO ENERGY CORPORATION

By:
Jason W. Fraser
Executive Vice President and Chief Financial Officer

ATTEST:

By:
Jude A. Dworaczyk Corporate Secretary and SEC Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

VALERO ENERGY CORPORATION

5.150% NOTES DUE 2030

This Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of VALERO ENERGY CORPORATION, a Delaware corporation (the “Company”), issued under the Indenture hereinafter referred to and is one of a series of such debentures, notes or other evidences of indebtedness designated pursuant thereto as 5.150% Notes due 2030 (the “Securities”) of the Company.

1. Interest. The Company promises to pay interest on the principal amount of this Security at 5.150% per annum from February 7, 2025 until February 15, 2030 (the “Maturity”). The Company will pay interest semi-annually on February 15 and August 15 of each year (each an “Interest Payment Date”) and on the Maturity of the Securities, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from February 7, 2025; provided, that if there is no existing Default in the payment of, or provisions for, interest, and if this Security is authenticated between a Regular Record Date referred to on the face hereof (whether or not a Business Day) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 2025. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof; provided, however, that interest payable at Maturity of this Security will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is so payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, or at such other offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest may, at the option of the Company, be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or, with respect to Securities evidenced by a global Security, if appropriate wire transfer instructions have been received in writing by the Trustee (as defined below), not later than five Business Days prior to the record date for an applicable Interest Payment Date, be made by wire transfer of immediately available funds in accordance with such wire transfer instructions; and (ii) payment of available funds upon surrender of this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York or at such additional offices or agencies maintained for such purpose as the Company may from time to time and in accordance with the Indenture designate.

3. Certain Office. Initially, U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (in such capacities, the “Paying Agent” and the “Security Registrar”), will, at its offices located at 100 Wall Street, Suite 1600, New York, New York 10005, act as the Company’s office or agency solely for purposes of where the Securities may be presented or surrendered for payment and where the Securities may be surrendered for registration of transfer or exchange. For all other purposes, including where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served, U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, the Trustee under the Indenture (the “Trustee”), will act at its offices located at 8 Greenway Plaza, Suite 1100, Houston, TX 77046-0892.

4. Indenture. The Company issued the Securities under an Indenture dated as of March 10, 2015 (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture (including terms defined therein, which terms when used herein, unless the context requires otherwise, shall have the meanings assigned to such terms in the Indenture) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured general obligations of the Company initially limited to $650,000,000 in aggregate principal amount and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect. The Indenture provides for the issuance of other series of debentures, notes and other evidences of indebtedness (including the Securities, the “Debt Securities”) thereunder.

5. Denominations, Transfer, Exchange. The Securities are in registered form without coupons and, if not in global form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not exchange or register the transfer of any Securities during the period beginning on the opening of business 15 days before the day of mailing of a notice of redemption of the Securities and ending at the close of business on the day of such mailing or of any Securities selected for redemption, except the unredeemed portion of any Securities being redeemed in part.

6. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

7. Redemption. The Securities will be redeemable, at any time and from time to time prior to January 15, 2030 (the “Par Call Date”), in whole or in part, at the option of the Company, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption (the “Redemption Date”)), assuming, for such purpose, that the Securities matured on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 15 basis points less (b) interest accrued thereon to, but excluding, the Redemption Date, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date; provided that the principal amount of a Security outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

On or after the Par Call Date, the Securities will be redeemable at any time and from time to time, in whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the

Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Company will mail or electronically deliver (or otherwise transmit in accordance with DTC’s procedures) a notice of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. If the Company elects to partially redeem the Securities, selection of the Securities for redemption will be made pro rata, or by lot, or by such other method as the Company may determine appropriate and fair in its sole discretion. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC, the redemption of the Securities shall also be done in accordance with the policies and procedures of the depositary.

Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, the Company may, in its discretion, delay the Redemption Date until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date so delayed.

8. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be supplemented with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities, and any past default under the Indenture with respect to the Securities, and its consequences, may be waived (other than a default in the payment of the principal of (or premium, if any) or interest on the Securities or in respect of a covenant or provision of the Indenture which under Article 9 thereof cannot be modified or amended without the consent of the Holder of each outstanding Security) by the Holders of not less than a majority in principal amount of the outstanding Securities in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may supplement the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency, in each case which shall not be inconsistent with the provisions of the Indenture and which shall not adversely affect the interest of the Holders of the Securities in any material respect; (ii) to evidence the assumption by a successor Person of the obligations of the Company under the Indenture and this Security; (iii) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Registered Securities, to permit Registered Securities to be exchanged for Bearer Securities or to permit the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of the Securities in any material respect; (iv) to add to the covenants of the Company for the benefit of the Holders of the Securities or Holders of other series of Debt Securities, or to surrender any right or power conferred by the Indenture upon the Company; (v) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purpose of issue, authentication and delivery of the Securities as set forth in the Indenture; or (vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

Subject to certain exceptions and limitations set forth in the Indenture, without the consent of each Holder affected, the Company may not (i) change the Stated Maturity of the principal of or any installment of interest on any Security, (ii) reduce the principal amount of, or any premium or interest on, any Security, (iii) change any Place of Payment where, or the currency in which, any Security or any premium or interest thereon is payable, (iv) impair the right to institute suit for the enforcement of any payment with respect to any Security after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date), (v) reduce the percentage in principal amount of the outstanding Securities whose Holders must consent to a supplement or waiver, or reduce the requirements in Section 1504 of the Indenture for quorum or voting, or make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vi) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series.

9. Defaults and Remedies. Events of Default are defined in the Indenture and generally include: (i) failure to pay principal of or any premium on any Security when due and payable; (ii) failure to pay any interest on any Security when due and payable, and the continuation of the default for 30 days; (iii) failure to perform any other covenant, or breach of any warranty, of the Company in the Indenture, continued for 60 days after written notice is given or received as provided in the Indenture; and (iv) certain events of bankruptcy, insolvency or reorganization. If any Event of Default at any time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare the principal amount of all Securities to be due and payable immediately. At any time after a declaration or occurrence of acceleration with respect to the Securities has been made, but before a judgment or decree based on acceleration has been obtained, the Event of Default giving rise to such declaration of acceleration shall, under certain circumstances, be deemed to have been waived, and such declaration and its consequences shall be deemed to have been rescinded and annulled.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium (if any) or interest) if in good faith it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

10. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all Securities and, as provided in the Indenture, shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds sufficient for such payment.

11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

12. Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signer of the Trustee.

13. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249

Telephone: (210) 345-2000

Attention: General Counsel

SCHEDULE OF EXCHANGES OF SECURITY*

The following exchanges of a part of this global Security for definitive Securities have been made:

Date of exchange	Amount of decrease in principal amount of this global Security	Amount of increase in principal amount of this global Security	Principal amount of this global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Security Registrar

*	This schedule to be included only if the Security is a Global Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to (Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

_________________, ____________________________________________________ and irrevocably appoint_________________________ __________________________________________________________ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

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